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                                                              EXHIBIT NO. 99.11

                             LEGAL OPINION CONSENT


I consent to the incorporation by reference in Form N-14 to the Registration Statement (File No. 333-122915) (the "Registration Statement") of MFS(R) Series Trust I (the "Trust"), of my opinion dated February 18, 2005, appearing in the Trust's Registration Statement on Form N-14, which was filed with the Securities and Exchange Commission on February 18, 2005.


                                        JAMES R. BORDEWICK, JR.
                                        ---------------------------------------
                                        James R. Bordewick, Jr.
                                        Assistant Clerk and Assistant Secretary

Boston, Massachusetts
April 1, 2005